                                                       Exhibit 25(a)

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) ____

                              THE FIFTH THIRD BANK
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                     Ohio
            (JURISDICTION OF INCORPORATION OR ORGANIZATION IF NOT A
                                 NATIONAL BANK)

                                   31-0854433
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                  38 Fountain Square Plaza, Cincinnati, Ohio
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                     45263
                                   (ZIP CODE)

                 Clement L. Buenger, 38 Fountain Square Plaza,
                    Cincinnati, Ohio, 45263  (513) 579-5300
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                       CHIQUITA BRANDS INTERNATIONAL, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                                 New Jersey
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                 04-1923360
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                    250 East Fifth Street, Cincinnati, Ohio
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                    45202
                                   (ZIP CODE)

                             Senior Debt Securities
                      (TITLE OF THE INDENTURE SECURITIES)

Item  1.   General Information.

           Furnish the following information as to the trustee -

      (a) Name and address of each examining or supervising authority to which it is subject.

           Ohio Superintendent of Banks
            State Office Tower
            30 E. Broad Street
            Columbus, Ohio 43215

           Federal Reserve Bank of Cleveland
            East Sixth Street and Superior Avenue
            Cleveland, Ohio 44101

           Federal Deposit Insurance Corporation,
            Washington, D.C.

      (b)  Whether it is authorized to exercise corporate trust powers.

           Yes.


Item  2.   Affiliations with obligor.

           If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.


Item  3.   Voting securities of the trustee.1

           Furnish the following information as to each class of voting securities of the trustee:





- --------------------

     1     All of the outstanding voting securities of the trustee are owned by Fifth Third Bancorp, an Ohio corporation. Answers to the following items herein concerning voting securities of the trustee owned by third parties relate to outstanding voting securities of Fifth Third Bancorp. As of November 30, 1993, there were 60,002,809 shares of no par value common stock of Fifth Third Bancorp outstanding. Answers to all other items of this statement of eligibility on Form T-1 relate to the Trustee only, and do not contain information regarding Fifth Third Bancorp or other subsidiaries of Fifth Third Bancorp.

                            AS OF DECEMBER 31, 1993

                           COL. A.                                      COL. B
                       TITLE OF CLASS                             AMOUNT OUTSTANDING
                       --------------                             ------------------

                 Capital Stock, par value                               32,000
                     $2,200.00 per share


ITEM  4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

           IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING
     INFORMATION:

     (A)    TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER INDENTURE.

            9-5/8% Senior Notes due 2004.

     (B) A BRIEF STATEMENT OF THE FACTS RELIED UPON AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310(B)(1) OF THE ACT ARISES AS A RESULT OF THE TRUSTEESHIP UNDER ANY SUCH OTHER INDENTURE, INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.

            There is no default under the indenture for the 9-5/8% Senior
            Notes of which the Trustee has knowledge; therefore, the Trustee is aware of no facts which could provide a basis for a claim of conflicting interest. The securities will rank pari passu with those issued under the indenture for the 9-5/8% Senior Notes.


ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

           IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

     None, with respect to the obligor. Because the underwriters have not yet been selected by the obligor, the trustee cannot ascertain whether any interlocking directorates and similar relationships exist with respect to underwriters.

ITEM  6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
           OFFICIALS.

           FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR

    AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF THE OBLIGOR.

                            AS OF DECEMBER 31, 1993

                                                        COL. D
                                                  PERCENTAGE OF VOTING
  COL. A          COL. B           COL. C.       SECURITIES REPRESENTED
  NAME OF          TITLE        AMOUNT OWNED       BY AMOUNT GIVEN IN
   OWNER         OF CLASS       BENEFICIALLY             COL. C
  -------        --------       ------------     ----------------------

None, so far as is known to the trustee.


ITEM  7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
           OFFICIALS.

           FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER.

                            AS OF DECEMBER 31, 1993

                                                        COL. D
                                                  PERCENTAGE OF VOTING
  COL. A          COL. B           COL. C.       SECURITIES REPRESENTED
  NAME OF          TITLE        AMOUNT OWNED       BY AMOUNT GIVEN IN
   OWNER         OF CLASS       BENEFICIALLY              COL. C
  -------        --------       ------------     ----------------------

Because the underwriters have not yet been selected by the obligor, the trustee cannot ascertain whether any underwriters own any voting securities of the trustee.


Item  8.   Securities of the obligor owned or held by the trustee.

           FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE TRUSTEE.

                            AS OF DECEMBER 31, 1993

                                         COL. C
                     COL. B           AMOUNT OWNED
                   WHETHER THE        BENEFICIALLY               COL. D
                 SECURITIES ARE        OR HELD AS           PERCENT OF CLASS
  COL. A            VOTING OR      COLLATERAL SECURITY        REPRESENTED BY
 TITLE OF          NON-VOTING        FOR OBLIGATIONS         AMOUNT GIVEN IN
  CLASS            SECURITIES          IN DEFAULT                 COL. C
 --------        --------------    -------------------      ----------------

None.

ITEM  9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

           IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO WHICH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                            AS OF DECEMBER 31, 1993

                                                             COL. D
                                        COL. C               PERCENT
                                      AMOUNT OWNED           OF CLASS
    COL. A                        BENEFICIALLY OR HELD     REPRESENTED
   TITLE OF         COL. B       AS COLLATERAL SECURITY     BY AMOUNT
  ISSUER AND        AMOUNT         FOR OBLIGATIONS IN        GIVEN IN
TITLE OF CLASS    OUTSTANDING      DEFAULT BY TRUSTEE         COL. C.
- --------------    -----------    ----------------------    -----------

Because the underwriters have not yet been selected by the obligor, the trustee cannot ascertain whether it owns any voting securities of the underwriters.


ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

           IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON.

                            AS OF DECEMBER 31, 1993

                                                             COL. D
                                        COL. C               PERCENT
                                      AMOUNT OWNED           OF CLASS
    COL. A                        BENEFICIALLY OR HELD     REPRESENTED
   TITLE OF         COL. B       AS COLLATERAL SECURITY     BY AMOUNT
  ISSUER AND        AMOUNT         FOR OBLIGATIONS IN        GIVEN IN
TITLE OF CLASS    OUTSTANDING      DEFAULT BY TRUSTEE         COL. C.
- --------------    -----------    ----------------------    -----------

None, so far as is known to the trustee.


ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

           IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                            AS OF DECEMBER 31, 1993

                                                             COL. D
                                        COL. C               PERCENT
                                      AMOUNT OWNED           OF CLASS
    COL. A                        BENEFICIALLY OR HELD     REPRESENTED
   TITLE OF         COL. B       AS COLLATERAL SECURITY     BY AMOUNT
  ISSUER AND        AMOUNT         FOR OBLIGATIONS IN        GIVEN IN
TITLE OF CLASS    OUTSTANDING      DEFAULT BY TRUSTEE         COL. C.
- --------------    -----------    ----------------------    -----------

None, so far as is known to the trustee.


ITEM  12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE

    EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

       COL. A                 COL. B
      NATURE OF               AMOUNT                COL. C
    INDEBTEDNESS            OUTSTANDING            DATE DUE
    ------------            -----------            --------

None.

ITEM  13. DEFAULTS BY THE OBLIGOR.

      (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

None.

      (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

None.

ITEM  14.  AFFILIATIONS WITH THE UNDERWRITERS.

     IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

Because the underwriters have not yet been selected by the obligor, the trustee cannot ascertain whether it has any affiliation with any underwriter.

ITEM  15.  FOREIGN TRUSTEE.

     IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

Not applicable.

ITEM  16.  LIST OF EXHIBITS.

           LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY. (EXHIBITS IDENTIFIED IN PARENTHESES, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS EXHIBITS HERETO.)

     (1) A copy of the Certificate of Incorporation of the trustee as now in effect.

     (2) A copy of the certificate of authority of the trustee to commence business. (Included in Exhibit 1)

     (3) A copy of the authorization of the trustee to exercise corporate trust powers.

     (4) A copy of the existing code of regulations of the trustee incorporating amendments to date.

     (5) A copy of each indenture referred to in Item 4. (Incorporated by reference from Exhibit 26 to Form S-3 Registration
           Statement No. 33-43946 filed by Chiquita Brands International, Inc.

     (6) The consent of the trustee required by Section 321 (b) of the Trust Indenture Act of 1939.

     (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

     (8) A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

     (9) Foreign trustees are required to file a consent to service of process of Form F-X

                                   SIGNATURE


           Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Fifth Third Bank, a corporation organized and existing under the laws of the State of Ohio, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cincinnati and the State of Ohio, on the 21st day of January, 1994.


                                         THE FIFTH THIRD BANK



                                         By /s/ Kerry R. Byrne
                                           ----------------------------
                                           Kerry R. Byrne,
                                           Senior Trust Officer

                                   EXHIBIT 1

                          CERTIFICATE OF INCORPORATION
                        OF THE TRUSTEE AS NOW IN EFFECT


                                 [See Attached]

                            CERTIFICATE OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                              THE FIFTH THIRD BANK

     George A. Schaefer, Jr., President and Phillip C. Long, Secretary to The Fifth Third Bank, an Ohio banking corporation, with its principal office located at Cincinnati, Hamilton County, Ohio, do hereby certify that a duly called meeting of the Board of Directors held on May 18, 1993, at which a quorum was present and at a special meeting of the shareholder on May 18, 1993, the following resolution to amend the Third Amended Articles of Incorporation which adopted by affirmative vote of all the Directors in attendance and by an unanimous vote of the sole shareholder.

     RESOLVED, that Article FOURTH of the Third Amendment Articles of Incorporation be and is hereby amended in its entirety to read as follows:

     FOURTH: The maximum number of shares with the corporation is authorized to have outstanding shall be Thirty-Two Thousand (32,000) shares with a par value of Two Thousand Two Hundred Dollars ($2,200.00) per share.

     IN WITNESS WHEREOF, said George A. Schaefer, Jr., President and Phillip C. Long, Secretary of The Fifth Third Bank, acting for and on behalf of said corporation have hereunto subscribed their names this 18th day of May, 1993.

                               /s/  George A. Schaefer, Jr.
                               ----------------------------------
                               George A. Schaefer, Jr., President

Approved this 16th day of June, 1993

/s/ Alison M. Meeks
- -------------------------------
Alison M. Meeks, Superintendent

                               /s/  Phillip C. Long
                               ----------------------------------
                               Phillip C. Long, Secretary

                    THIRD AMENDED ARTICLES OF INCORPORATION
                                       OF
                              THE FIFTH THIRD BANK

     FIRST:    The name of said Corporation shall be "The Fifth Third Bank".

     SECOND:   The place in Ohio where its principal office is to be located is
Cincinnati, Hamilton County, and its principal business there transacted.

     THIRD:    Said Corporation is formed for the purposes of (a) receiving on deposit or in trust, moneys, securities and other valuable property, on such terms as may be agreed, and of doing the business of a savings bank and of a trust company; (b) of disposing of box vaults for safekeeping of valuables by lease or otherwise; (c) of investing and loaning the funds of the company and those received by it on deposit or in trust; (d) of doing a commercial banking business; and, (e) of doing the business of a special plan bank, and in furtherance of said purposes, to exercise all the powers of which may be lawfully exercised by a corporation formed therefore, and to do all things necessary to incident thereto.

     FOURTH:   The maximum number of shares which the corporation is authorized to have outstanding shall be Thirty-Two Thousand (32,000) shares with a par value of One Thousand Nine Hundred Dollars ($1,900.00) per share.

     FIFTH:    These Amended Articles of Incorporation supersede and take the place of the existing Articles of Incorporation.

                                   EXHIBIT 2

                        CERTIFICATE OF AUTHORITY OF THE
                          TRUSTEE TO COMMENCE BUSINESS
                            (INCLUDED IN EXHIBIT 1)

                                   EXHIBIT 3


                   A COPY OF THE AUTHORIZATION OF THE TRUSTEE
                       TO EXERCISE CORPORATE TRUST POWERS

                                 [See Attached]

                                 STATE OF OHIO

                               DIVISION OF BANKS




TO WHOM IT MAY CONCERN:

This is to certify that The Fifth Third Bank, Cincinnati, Ohio, organized under the laws of the State of Ohio, has complied with the laws relating to trust companies under Sections 1105.02 and 1109.04 of the Ohio Revised Code and is qualified to exercise trust powers in Ohio.

Witness my hand and official seal at Columbus, Ohio, this 15th day of October, 1993.


                                          /s/  Alison M. Meeks
                                          ----------------------------
[Seal]                                    ALISON M. MEEKS
                                          Superintendent
                                          Division of Banks

                                   EXHIBIT 4

           A COPY OF THE EXISTING CODE OF REGULATIONS OF THE TRUSTEE
                        INCORPORATING AMENDMENTS TO DATE

                                 [See Attached]

                  CODE OF REGULATIONS OF THE FIFTH THIRD BANK

                                   ARTICLE I
                                  STOCKHOLDERS

     SECTION 1. MEETINGS. The annual meeting of the Stockholders shall be held at the principal office of the Company at such hour, as may be fixed in the notice of such meeting, and on such date, not earlier than the second Tuesday of January or later than the third Tuesday of April of each year, as shall be fixed by the Board of Directors and communicated in writing to the Shareholders not later than twenty (20) days prior to such meeting.

     SECTION 2. QUORUM. Stockholders, whether in person or by lawful proxies, representing a majority in amount of the outstanding stock of the Company, shall constitute a quorum at any stockholders' meeting. If there be less than a majority in amount of such stock at any meeting, the meeting may be adjourned from time to time.

                                   ARTICLE II
                                   DIRECTORS

     SECTION 1. NUMBER. The Board of Directors shall be composed of eighteen (18) persons unless this number is changed by: (1) the Shareholders in accordance with the laws of Ohio or (2) the vote of a majority of the Directors in office. The Directors may increase the number to not more than twenty-four
(24) persons and may decrease the number to not less than fifteen (15) persons. Any Director's office created by the Directors by reason of an increase in their number may be filled by action of a majority of the Directors in office.

     SECTION 2. TERM. Directors shall hold office until the expiration of the term for which they were erected, and shall continue in office until their respective successors shall have been duly elected and qualified.

     SECTION 3. QUALIFICATIONS AND COMPENSATION. No person shall serve as a Director who is not the owner of record of at least Five Hundred ($500.00) Dollars par value of stock of the Company. Each Director shall be entitled to receive such compensation for attendance at meetings of the Board of Directors of Committees thereof as the Board of Directors may, from time to time, fix.

     SECTION 4. REPLACEMENT OR REMOVAL. Directors may be replaced or removed as provided by Ohio Law, provided that Directors may be removed without cause only by an affirmative vote of not less than two-thirds (2/3) of the outstanding shares of the Company.

     SECTION 5. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the Board of Directors until an election to fill such vacancy is had.

     SECTION 6. QUORUM. A majority of the whole authorized number of Directors, as the same shall be established from time to time in accordance with Section 1 of this Code of Regulations, shall constitute a quorum for a meeting of the Directors, except that a majority of the Directors in office constitute a quorum for the filling of a vacancy or vacancies of the Board.

     SECTION 7. ELECTION OF OFFICERS. The Board of Directors at the first meeting after the election of Directors may elect one of its own number Chairman of the Board and one of its own number Vice Chairman of the Board; and it shall elect one of its own number President. It may also elect one or more vice presidents (one or more of whom may be designated Executive Vice President and/or Senior Vice President and/or Vice President and Trust Officer), a Cashier, a Secretary, and a Treasurer, and it may appoint such other officers as the Board may deem advisable. Any two of said offices may be held by the same person. Officers so elected shall hold office during the term of the Board by whom they are elected, subject to the power of the Board to remove them at its discretion. They shall be bonded in such amount and with such survey or sureties as the Board of Directors shall require.

     SECTION 8. MEETINGS OF THE BOARD. Regular meetings of the Board of Directors shall be held on the third Tuesday of each month, or at such other times as may be determined by the Board of Directors. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors. Special meetings shall be held upon the call of the Chairman of the Board, if one be elected, or by the President, or in their absence, by a Vice President or any three (3) Directors.

     SECTION 9. NOTICE OF MEETINGS. The Secretary shall give notice of each meeting of the Board of Directors, whether regular or special, to each member of the Board.

     SECTION 10.    COMMITTEES.

     SECTION 10.1 EXECUTIVE COMMITTEE. The Board of Directors shall appoint any Executive Committee consisting of at least three (3) members, all of whom may be members of the Board of Directors, or at least one (1) of whom shall be a Director, the remainder to be officers of the Bank. Such Executive Committee shall serve until their successors are appointed. A majority of the members of said Committee shall constitute a quorum. The Executive Committee shall conduct the business of the Company and shall have all the powers of the Board of Directors when said Board is not in session, except that of declaring a dividend. The Secretary of the Company shall keep a record of the Committee's proceedings, which, signed by the Chairman of the Committee, shall be presented at the meetings of the Committee and at the meetings of the Board of Directors.

     SECTION 10.2 OTHER COMMITTEES. The Board of Directors shall appoint a Trust Committee of which the Vice President and Trust Officer and at least three (3) of its members who are not officers of the Company shall be members. The Vice President and Trust Officer shall be Chairman of the Trust Committee. In addition thereto, the Chairman of the Board, Chief Executive Officer, may appoint such additional Committees, by and with the approval of the Board of Directors, as may be deemed desirable or necessary.

     Each such Committee, so appointed, shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors.

     SECTION 11. INDEMNIFICATION. The Company shall indemnify each Director and each Officer of the Company, and each person employed by the Company who serves at the written request of the President of the Company as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted by Ohio law. The term "Officer" as used in this Section shall include the Chairman of the Board and the Vice Chairman of the Board if such offices are filled, the President, each Vice President, the Treasurer, the Secretary, the Cashier, the Controller, the Auditor, the Counsel and any other person who is specifically designated as an "Officer" within the operation of this Section by action of the Board of Directors. The Company may indemnify assistant Officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law.

                                  ARTICLE III
                                    OFFICERS

     SECTION 1. POWERS AND DUTIES. The Chairman of the Board if the office be filled, otherwise the Vice Chairman of the Board, if the office be filled, otherwise the President shall preside at all meetings of the Stockholders, the Board of Directors, and the supervision and control over the business of the Company and shall serve at the pleasure of the Board of Directors. In the absence or disability of any of the foregoing officers, their respective duties shall be performed by the Chairman of the Board, the Vice Chairman of the Board, the President, or by a Vice President specifically designated by the Board of Directors, in the order named.

     The Secretary, or in his absence or disability, the Assistant Secretary, shall act, ex officio, as Secretary of all meetings of the Stockholders, the Board of Directors and the Executive Committee. The other officers of the Company shall have such powers and duties as usually and customarily attach to their offices.

                                   ARTICLE IV
                             CERTIFICATES OF STOCK

     SECTION 1. FORM. Certificates for shares of stock shall be signed by the Chairman of the Board, or by the President, or by one of the Vice Presidents, and by the Secretary or Treasurer or by the Cashier or an Assistant Cashier, shall contain such statements as are required by law, and shall otherwise be in such form as the Board of Directors may, from time to time, require.

     SECTION 2. TRANSFERS. Shares shall be transferable on the books of the Company by the holders thereof in person or by duly authorized attorney upon surrender of the certificates therefor with duly executed assignment endorsed thereon or attached thereto.

     SECTION 3. CLOSING OF TRANSFER BOOKS. The books for transfer of the stock of the Company shall be closed for at least five (5) days preceding the annual meeting of stockholders, and may be closed by order of the Board of Directors, or Executive Committee, for a like period before any other meeting of the Stockholders.

                                   ARTICLE V
                                   AMENDMENTS

     These regulations may be changed, and new regulations adopted by the assent thereto in writing of two-thirds (2/3) of the Stockholders of the Company in number an in amount; or by a majority of such Stockholders in number and in amount, at a meeting held for that purpose, notice of which has been given by the President, the Secretary, or any two (2) Directors personally or by written notice, to each Stockholders, and by publication once a week for four (4) consecutive weeks in some newspaper of general circulation in Hamilton County, Ohio, or in such other manner as may then be authorized by the laws of Ohio.

                                   EXHIBIT 5


                 A COPY OF EACH INDENTURE REFERRED TO IN ITEM 4

                                (NOT APPLICABLE)

                                   EXHIBIT 6

             THE CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321 (B)
                       OF THE TRUST INDENTURE ACT OF 1939

                                 [See Attached]

                             EXHIBIT 6 TO FORM T-1

                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of Senior Debt Securities of Chiquita Brands International, Inc., The Fifth Third Bank hereby consents that reports of examination by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                           THE FIFTH THIRD BANK



                                           By /s/ Kerry R. Byrne
                                             ----------------------------
                                             Kerry R. Byrne,
                                             Senior Trust Officer

                                   EXHIBIT 7

            A COPY OF THE LATEST REPORT OF CONDITION OF THE TRUSTEE
                 PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS
                   OF ITS SUPERVISING OR EXAMINING AUTHORITY

                                 [See Attached]

FIFTH THIRD BANCORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
($000'S)

                                     Three Months Ended            Nine Months Ended
                                     September 30,                 September 30,
                                         1993      1992                1993       1992
                                         ----      ----                ----       ----
Interest Income
Interest and Fees on Loans
and Leases                           $155,767   141,749            $453,074    411,776
                                     --------   -------            --------    -------
Interest on Securities
  Taxable                              23,168    29,777              79,518     93,729
  Exempt from Income Taxes              3,409     2,646               8,966      8,263
                                     --------   -------            --------    -------
Total Interest on Securities           26,577    32,423              88,484    101,992
                                     --------   -------            --------    -------
Interest on Other Short-Term
Investments                                58       834                 204      3,502
                                     --------   -------            --------    -------
Total Interest Income                 184,402   175,006             541,762    517,270
                                     --------   -------            --------    -------
Interest Expense
Interest on Deposits
  Interest Checking                     6,772     6,150              20,586     19,940
  Savings                               3,440     3,369              10,521     10,395
  Money Market                          8,771    10,069              27,302     33,407
  Other Time                           34,842    36,744             104,655    113,710
  Certificates - $100,00 and
  Over                                  3,780     5,801              11,718     18,626
  Foreign Office                        2,283       375               5,306        937
                                     --------   -------            --------    -------
Total Interest on Deposits             59,888    62,508             180,888    197,015
Interest on Federal Funds
Borrowed                                5,516     5,077              12,433     12,689
Interest on Other Short-Term
Borrowings                              4,638     5,500              15,435     18,117
Interest on Long-Term Debt
and Notes                               2,867       501               9,273      1,264
                                     --------   -------            --------    -------
Total Interest Expense                 72,911    73,586             217,229    229,085
                                     --------   -------            --------    -------
Net Interest Income                   109,491   101,420             324,533    288,185
Provision for Credit Losses            10,244    14,025              37,569     46,582
                                     --------   -------            --------    -------

                                     Three Months Ended            Nine Months Ended
                                     September 30,                 September 30,
                                         1993      1992                1993       1992
                                         ----      ----                ----       ----
Net Interest Income After
Provision for Credit Losses            99,247    87,394             286,964    241,603
                                     --------    ------            --------    -------
Other Operating Income
Trust Income                           12,602    11,661              38,040     34,573
Service Charges on Deposits            14,110    12,480              40,897     36,752
Data Processing Income                 13,465    11,575              38,124     32,941
Other Service Charges and
Fees                                   14,626    13,202              45,435     40,214
Securities Gains                        4,292       113               6,236      1,395
                                     --------    ------            --------    -------
Total Other Operating Income           59,095    49,031             168,732    145,875
                                     --------    ------            --------    -------
Operating Expenses
Salaries and Wages                     30,259    27,546              87,683     79,591
Employee Benefits                       8,123     7,923              25,421     21,533
Equipment Expenses                      3,662     3,275              10,754      9,894
Net Occupancy Expenses                  6,350     5,016              17,264     15,595
Other Operating Expenses               32,174    28,881              97,846     86,066
                                     --------    ------            --------    -------
Total Operating Expenses               80,568    72,641             238,968    212,699
                                     --------    ------            --------    -------
Income Before Income Taxes             77,774    63,785             216,728    174,779

Applicable Income Taxes                26,194    20,568              72,604     54,945

Net Income                           $ 51,580    43,217            $144,124    119,834
                                     ========    ======            ========    =======
Net Income Per Share                 $    .86       .72            $   2.41       2.01
Average Shares Outstanding
(000's)                                59,979    59,717              59,918     59,680
Cash Dividends Declared Per
Share                                $    .27       .22            $    .75        .66
                                     ========    ======            ========    =======

FIFTH THIRD BANCORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($000'S)

                                                      September 30,          December 31,          September 30,
                                                            1993                   1992                  1992
                                                            ----                   ----                  ----
Assets

Cash and Due from Banks                             $   499,217                 565,948               459,463
                                                    -----------              ----------             ---------
Securities Available for Sale
(Market Value $711,000)                                 695,218                  ------                ------
                                                    -----------
Securities Held for
Investment (a)                                        1,234,656               1,993,008             2,064,347
                                                    -----------              ----------             ---------
Other Short-Term Investments                             66,925                     790                81,492
                                                    -----------              ----------             ---------
Loans and Leases
  Commercial Loans                                    2,688,593               2,485,310             2,450,688
  Construction Loans                                    316,311                 308,781               298,449
  Commercial Mortgage Loans                             574,247                 495,818               485,028
  Residential Mortgage Loans                          2,180,677               1,935,254             1,647,378
  Consumer Loans                                      1,929,987               1,631,496             1,584,523
  Commercial Lease Financing                            328,625                 282,579               272,012
  Consumer Lease Financing                              757,367                 454,607               383,022
  Unearned Income                                     ( 147,929)              ( 118,986)            ( 112,644)
  Reserve for Credit Losses                           ( 132,609)              ( 114,751)            ( 108,785)
                                                    -----------              ----------             ---------
Total Loans and Leases                                8,495,269               7,360,108             6,899,671
                                                    -----------              ----------             ---------
Bank Premises and Equipment                             144,424                 120,650               120,639
                                                    -----------              ----------             ---------
Accrued Income Receivable                                78,181                  76,000                74,155
                                                    -----------              ----------             ---------
Other Assets                                            148,685                 156,816               189,284
                                                    -----------              ----------             ---------
Total Assets                                        $11,362,575              10,213,320             9,889,051
                                                    ===========              ==========             =========
Liabilities

Deposits
  Demand                                            $ 1,298,678               1,306,766             1,166,722

                                                      September 30,          December 31,          September 30,
                                                            1993                  1992                  1992
                                                            ----                  ----                  ----
  Interest Checking                                    1,232,541             1,185,660             1,033,354
  Savings                                                564,152               491,764               465,258
  Money Market                                         1,412,013             1,405,469             1,360,855
  Other Time                                           2,921,352             2,672,344             2,702,474
  Certificates - $100,000
  and Over                                               330,824               399,210               507,030
  Foreign Office                                         354,628                70,733                47,916
                                                     -----------            ----------             ---------
Total Deposits                                         8,114,188             7,531,946             7,283,609
Federal Funds Borrowed                                   977,385               466,889               560,535
Other Short-Term Borrowings                              626,400               762,902               738,211
Accrued Taxes, Interest and
Expenses                                                 156,039               106,728               132,115
Other Liabilities                                         78,236                85,629                88,500
Long Term Debt                                           140,014               111,768               111,711
Convertible Subordinated                                 142,601               142,293                ------
Notes
                                                     -----------            ----------             ---------
Total Liabilities                                    102,254,863             9,208,155             8,914,681

Stockholders' Equity

Common Stock (b)                                         133,196               132,826               132,707
Capital Surplus                                          204,536               201,516               200,738
Retained Earnings                                        769,980               670,823               640,925
                                                     -----------            ----------             ---------
Total Stockholders' Equity                             1,107,712             1,005,165               974,370
                                                     -----------            ----------             ---------
Total Liabilities and                                $11,362,575            10,213,320             9,889,051
Stockholder's Equity

(a) Securities Held for Investment market values: September 30, 1993 - $1,254,300,000, December 31, 1992 - $1,960,300,000 and September 30,
    1992 - $2,105,500,000
(b) Stated value $2.22 per share authorized 100,000,000, outstanding September 30, 1993 - 59,998,181, December 31, 1992 - 59,846,303 and
    September 30, 1992 - 59,792,733 (including 14,763 treasury shares at December 31 and September 30, 1992).
See Notes to Consolidated Financial Statements

FIFTH THIRD BANCORP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($000'S)

Reserve for Credit Losses
- -------------------------

                                                                        1993                        1992
                                                                        ----                        ----
Balance at January 1                                                $114,751                      90,324
Provision for Credit Losses                                           37,569                      46,582
Losses Charged-Off                                                  ( 27,146)                   ( 38,368)
Recoveries of Losses Previously Charged-Off                            7,435                       6,449
Reserve of Acquired Banks                                               ----                       3,798
                                                                    --------                    --------
Balance at September 30                                             $132,609                     108,785
                                                                    ========                    ========
Reserve as a Percent of Loans and Leases
Outstanding                                                            1.54%                        1.55
Net Credit Losses as a Percent of Average
Loans and Leases Outstanding                                            .33%                         .66
                                                                    ========                    ========

Under Performing Assets

September 30                                                           1993                         1992


Non-Accrual Loans and Leases                                        $ 12,518                      40,615
Renegotiated Loans and Leases                                            460                         685
Other Real Estate Owned                                               12,048                      24,496
                                                                    --------                    --------
Total Nonperforming Assets                                            25,026                      67,796
Ninety Days Past Due Loans and Leases                                  8,876                      21,678
                                                                    --------                    --------

Total Under-Performing Assets                                       $ 33,902                      89,474
                                                                    ========                    ========


Nonperforming Assets as a Percent of Total
Loans, Leases and Other Real Estate Owned                               .29%                         .96
Under-Performing Assets as a Percent of
Total Loans, Leases and Other Real Estate
Owned                                                                   .39%                        1.27
                                                                    ========                    ========

Notes to Consolidated Financial Statements

1. Certain prior year's data has been reclassified to conform to current year presentation.
2. On January 22, 1993, the Bancorp purchased the deposits of three Savings of America branches in Oxford, Chillicothe and Fremont, Ohio. On February 26, 1993, the Bancorp purchased the deposits of six First National Bank of Dayton branches in Cincinnati, Ohio.

REQUESTS FOR ADDITIONAL COPIES OF BANCORP REPORTS OR
FINANCIAL INFORMATION SHOULD BE MADE IN WRITING TO:
Investor Relations
Fifth Third Bancorp
Fifth Third Center, Tenth Floor
Cincinnati, Ohio 45263

QUESTIONS REGARDING:
* Investor Relations:  Neal Arnold (513) 579-5606
* Shareholder Account Information:  Yvonne Gray (513) 579-5320

Fifth Third provides an automatic dividend reinvestment plan that allows shareholders to increase their holdings. For more information, call Shareholder Account Information at the telephone number shown above.

The common stock of Fifth Third Bancorp is listed under the symbol "FITB" on the NASDAQ.

                                   EXHIBIT 8


A COPY OF ANY ORDER PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT


                                (NOT APPLICABLE)

                                   EXHIBIT 9


         FOREIGN TRUSTEES ARE REQUIRED TO FILE A CONSENT TO SERVICE OF
                              PROCESS OF FORM F-X


                                (NOT APPLICABLE)